                                                                   EXHIBIT 10.17

COMMERCIAL BANK
  OF SAN FRANCISCO

                           AMENDED COMMITMENT LETTER

August 1, 1996                                           333 Pine Street
                                                         San Francisco, CA 94101
Mr. David P. Bates III
President                                               Tel: 415.627.0333
Vista Laser Centers of the Pacific, Inc.                Fax: 415.627.0325
400 Estudillo Avenue, Suite 208
San Leandro, California 94577

Re:  Two $525,000 Five-Year Equipment Term Loans

Dear David:

Commercial Bank of San Francisco ("CBSF") is pleased to present a letter of commitment to establish the following credit facilities as a part of a long-term banking relationship with your fine company:

1. Borrower. Vista Laser Centers of the Pacific, Inc. (VISTA), a Nevada Corporation.

2.      Credit Facilities.  Two term loans in the amount of $525,000 each.

3. Purpose: The loans shall be used to purchase, at up to 100% of invoice, two VISX Star Laser System machines to be used in laser vision correction surgery.

4. Loan Type/Term. Each loan shall be structured as a term loan due five years from date of closing.

5. Interest Rate and Repayment Schedule. Each loan shall bear interest at a variable rate of 0.50% above the Prime Rate. The loan shall be repaid in sixty equal monthly installments of principal, plus interest.

6. Loan Fee. Borrower shall pay a loan fee of 0.750% of the loan amount and a documentation fee of $100 per loan. A non-refundable good faith deposit of $1,968.75 or 25% of the loan fee for both loans will be due upon acceptance of this Commitment Letter and will be credited towards the loan fee. The balance will be due upon loan closing. CBSF shall not have any obligation of any kind whatsoever to pay fees incurred by Borrower to any persons acting on Borrower's behalf for any reason.

7. Prepayment Penalty. Borrower shall pay a prepayment penalty if all or a portion of the amount owed is paid earlier than it is due within the first two years of the loan. This prepayment penalty shall be equal to 2% of the amount prepaid in the first year and 1% in the second year.


8. Collateral. The loans shall be secured by perfected first priority liens on the VISX Star Laser System equipment purchased by Borrower and financed by Bank.

9. Guarantors. The first loan shall be personally guaranteed on a joint and several basis by David B. Davis, Mark R. Mandel, Sanford L. Severin and Stephen G. Turner. The second loan shall be personally guaranteed on a joint and several basis by J. Robert Griffin, Douglas B. Reed and David
        P. Bates III.

10. Release of Guarantees. Upon the Borrower's written request, the Bank may agree to release any, any combination, or all of the guarantees based on criteria to be jointly determined by Bank and Borrower. In the event that the parties are unable to agree on this criteria within six months of funding, Borrower may retire the loan without prepayment penalty.

11. Funding. Funding of the loans is contingent on the execution of the Bank's standard loan documents, including a Business Loan Agreement, requiring at a minimum, the following financial information:

                11.1 Annual fiscal year-end audited financial statements upon completion.

                11.2 Quarterly form 10-Qs and annual form 10-Ks.

                11.3 Annual income tax returns and annually updated personal financial statements of the guarantors.

12. Expiration. The loans must be funded by September 30, 1996 or the commitment will expire at 5 P.M. on that date if not funded.

It has been a pleasure working with you in the structuring of these credit facilities and we are looking forward to funding them soon.

Sincerely,


/s/ Victor J. Reizman
------------------------------
Victor J. Reizman
Executive Vice President


                                 ACKNOWLEDGMENT

To proceed with funding your loan request, please sign below indicating your understanding and acknowledgment of the general terms of this loan commitment, and return to my attention, along with a non-refundable deposit of 25% of the loan fees or $1,968.75 which will be applied to the loan fee if funded. This commitment must be accepted by August 7, 1996 or will expire at 5 P.M. on that date.


Acknowledged:


/s/ D Bates                             8-2-96
-------------------------------         -------------------------------
David P. Bates III                      Date
President